SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008

GRAYMARK HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-50638	20-0180812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 N. Robinson, Suite 920 Oklahoma City, Oklahoma 73102		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (405) 601-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into Material Definitive Agreement.

Asset Purchase Agreement

Subject to a number of conditions precedent, ApothecaryRx, LLC, one of our subsidiaries at Graymark Healthcare, Inc., entered in to the Asset Purchase Agreement on February 8, 2008 with Thrifty Drug Stores, Inc. (the “Purchase Agreement”).  Thrifty Drug Stores, Inc. owned and operated a pharmacy under the name of Thrifty White Drug #726 located at 417 Potter Street, Red Wing, Minnesota. Prior to execution of the Purchase Agreement, Thrifty Drug Stores, Inc. did not have a material relationship with ApothecaryRx or us.

On February 29, 2008, ApothecaryRx completed the purchase of inventory and certain intangible assets of Thrifty Drug Stores, Inc. that comprised in large part its pharmacy business (the “Pharmacy Business”) for a total purchase price of $825,315.  The purchase price of the intangible property is $662,960 and the intangible property consisted of

•                                          All customer lists, customer account receivable files, doctor files, prescription files, customer prescription history, and customer prescription records used by the Pharmacy Business;

•                                          All goodwill, the covenant not to compete and going concern value associated with the Pharmacy Business as set forth in the Goodwill Protection Agreement attached Purchase Agreement; and

•                                          All phone numbers used by the Pharmacy Business.

The purchase price of the inventory is $162,355 which represented the actual cost of the inventory paid or payable by Thrifty Drug Stores, Inc., based upon a physical inventory count and cost extension.

On the closing date, $162,355 purchase price of the inventory and $563,516 of the purchase price of the intangible assets were paid to Thrifty Drug Stores, Inc.   The $99,444 balance of the intangible asset purchase price is payable pursuant to the Purchase Agreement in 60 equal monthly installments, due on the first day of each month commencing April 1, 2008, subject to certain provisions of the Goodwill Protection Agreement.

Goodwill Protection Agreement

The purpose of the Goodwill Protection Agreement is to protect the goodwill purchased as part of the Pharmacy Business assets.  ApothecaryRx does not have any payment obligations pursuant to the Goodwill Protection Agreement.  Under the terms of this agreement, Thrifty Drug Stores, Inc. agreed for a period of five years beginning on February 29, 2008 that it and its affiliates and any person receiving a portion of the purchase price of the Pharmacy Business under the Purchase Agreement will not  undertake any plan, program or effort designed or intended to, directly or  indirectly, contract or provide, solicit or offer to prepare, dispense or sell at retail any pharmacy, prescription or over the  counter drugs or pharmaceuticals (the  “Pharmacy Services”) to any person and the family members of any person, or  any entity and the affiliates of any entity, who acquired Pharmacy Services within the past five years from Thrifty Drug Stores, Inc.  Furthermore, Thrifty Drug Stores, Inc. and its parents, subsidiaries, affiliates and shareholders and any person receiving a portion of the purchase price under the Purchase Agreement will not, directly or indirectly, conduct any  Pharmacy Business within 15 miles of the location of the Thrifty White Drug #726 at 417 Potter Street, Red Wing, Minnesota.

Item 2.01                     Completion of Acquisition or Disposition of Assets.

On February 29, 2008, ApothecaryRx, one of our subsidiaries, closed its acquisition of the Pharmacy Business of Thrifty Drug Stores, Inc. pursuant to the Asset Purchase Agreement (see Item 1.01  Entry into a Material Definitive Agreement, above).

Item 9.01  Financial Statements and Exhibits.

                (a)  Financial Statements of Business Acquired.

We have determined that the audited financial statements for the Pharmacy Business acquired from Thrifty Drug Stores, Inc. are not required to be provided as part of this report.

                (b)  Pro Forma Financial Information.

We have determined that the pro forma financial information for the Pharmacy Business acquired from Thrifty Drug Stores, Inc. is not required to be provided as part of this report.

                (d) Exhibits.

10.1	Asset Purchase Agreement between ApothecaryRx, LLC and Thrifty Drug Stores, Inc., dated February 8, 2008.

10.2	Goodwill Protection Agreement among ApothecaryRx, LLC and Thrifty Drug Stores, Inc., dated February 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYMARK HEALTHCARE, INC.
(Registrant)

By:/S/STANTON NELSON
Stanton Nelson, Chief Executive Officer

Date: March 5, 2008